CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Baby Fox International, Inc.
Shanghai Minhang, district,
89 Xinbang Road, Suite 305-B5,
Shanghai, P.R. China

Gentlemen:

             We consent to the incorporation in this amended Registration Statement on Form S-1 of our report dated October 23, 2009, relating to the consolidated financial statements of Baby Fox International, Inc. for the years ended June 30, 2009 and 2008.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
February 11, 2010